Exhibit 8.1

SEWARD & KISSEL LLP ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004 TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WW.SEWKIS.COM	901 K STREET, NW WASHINGTON, DC 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

    , 2024

Heidmar Maritime Holdings Corp.

89 Akti Miaouli

Piraeus 18538, Greece

Re:  Heidmar Maritime Holdings Corp.

Ladies and Gentlemen:

We have acted as counsel to Heidmar Maritime Holdings Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), in connection with the Company’s Registration Statement on Form F-4 (File No. 333-     ), as filed with the U.S. Securities and Exchange Commission (the “Commission”) on    , 2024, as thereafter amended or supplemented (the “Registration Statement”), with respect to the issuance of up to      shares of the Company’s common stock, par value $0.001 per share. The Registration Statement relates to (a) the merger of HMR Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), with and into MGO Global Inc., a Delaware Corporation (“MGO”), with MGO as the surviving corporation as a wholly-owned subsidiary of the Company (the “Merger”), pursuant to the Business Combination Agreement dated June 18, 2024, by and among the Company, Merger Sub, MGO, Heidmar Inc., a company organized under the laws of the Republic of the Marshall Islands (“Heidmar”) and the equityholders of Heidmar (the “Business Combination Agreement”), and (b) acquisition by the Company of all outstanding securities of Heidmar from the equityholders of Heidmar, pursuant to which Heidmar will become a wholly-owned subsidiary of the Company (the “Share Acquisition” and together with the Merger, the “Business Combination”), pursuant to the Business Combination Agreement, as described in the form of Proxy Statement/Prospectus included in the Registration Statement (the “Proxy/Prospectus”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Proxy/Prospectus; (iii) the Business Combination Agreement; and (vi) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the

Heidmar Maritime Holdings Corp.

    , 2024

authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents, and, as to factual matters, the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement, including the Proxy/Prospectus, the Business Combination Agreement and such other documents, agreements and instruments.

Based upon and subject to the foregoing, and the other assumptions, exclusions and qualifications in this letter, and in particular, on the representations, covenants, assumptions, conditions and qualifications described in the Proxy/Prospectus under the heading “Certain Tax Considerations” therein, we hereby confirm that the opinions that are attributed to Seward & Kissel LLP with respect to United States federal income tax matters in the Registration Statement under the captions “Summary – Tax Consequences of the Business Combination” and “Certain Tax Considerations – Tax Consequences of the Business Combination” are the opinions of Seward & Kissel LLP and accurately state our views as to the tax matters discussed therein.

Our opinions and the tax discussion as set forth in the Registration Statement are based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us and the discussions of advice provided by us under the heading “Certain Tax Considerations” in the Proxy/Prospectus, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,